UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e) (2))

☐	Definitive proxy statement.

☒	Definitive additional materials.

☐	Soliciting material pursuant to Section 240.14a-12

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11/

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

Important Notice Regarding the Availability of Proxy Materials and Notice of the Shareholder Meeting to be held on 05/06/08.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The following materials are available for view:

Notice and Proxy Statement and Form 10K

To view this material, have the 12-digit Control #(s) available and visit: www.proxyvote.com

If you want to receive a paper or e-mail copy of the above listed documents you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery please make the request as instructed below on or before 04/22/08.

To request material: Internet: www.proxyvote.com    Telephone: 1-800-579-1639        **Email: sendmaterial@proxyvote.com

**	If requesting material by e-mail please send a blank e-mail with the 12-digit Control# (located on the following page) in the subject line. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

Submit proxy In Person

Shareholders may vote at the annual meeting. A shareholder who has submitted a proxy before the meeting, is present at the Annual General Meeting and who expresses a desire to vote in person may revoke the proxy.

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. 110 PITTS BAY ROAD PEMBROKE HM08 Bermuda	Submit proxy By Internet

To submit your proxy by Internet, go to WWW.PROXYVOTE.COM. Use the Internet to submit your proxy and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the web site and follow the instructions.

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Meeting Location	NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting for holders as of 03/14/08 is to be held on 05/06/08 at 10:30 A.M. at: Corporate Offices of Argo Group 110 Pitts Bay Road Pembroke HM 08, Bermuda	The Annual General Meeting (the “Annual General Meeting”) of Argo Group International Holdings, Ltd. (“Argo Group”), a Bermuda company, will be held on May 6, 2008 at 10:30 am local time at the corporate offices of Argo Group, located at 110 Pitts Bay Road, Pembroke HM 08, Bermuda and at any adjournments or postponements thereof.

The Annual General Meeting is called for the following purposes:

	1.	To elect four Class I directors to our Board of Directors for a term of three years;
Electronic Delivery of Future Shareholder Communications
If you would like to reduce the costs incurred by Argo Group International Holdings, Ltd. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions to submit your proxy using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in the future.	2.	To consider and approve the recommendation of the Audit Committee of our Board of Directors that Ernst & Young LLP be appointed as our independent auditors for the fiscal year ending December 31, 2008 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors; and
	3.	To consider and act upon such other business as may properly come before the Annual General Meeting or any adjournments or postponements thereof.

The Board of Directors of Argo Group has fixed the close of business on March 14, 2008 as the record date for determining those shareholders who will be entitled to vote at the Annual General Meeting.

The vote of each shareholder is important. I urge you to access the proxy materials on the Internet or to request either an electronic or a paper copy of them as promptly as possible. This will ensure that you will be able to complete your proxy card in a timely manner so that these shares will be voted at the Annual General Meeting.

By Order of the Board of Directors

David J. Doyle
Secretary

March 17, 2008

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Voting items

The Board of Directors recommends a vote FOR

Proposals 1 and 2.

1.	To elect four Class I directors to our Board of

Directors for a term of three years;

01)	H. Berry Cash
02)	Bradley E. Cooper
03)	Fayez S. Sarofim
04)	Mark E. Watson III

2.	To consider and approve the recommendation of the Audit Committee of our Board of Directors that Ernst & Young LLP be appointed as our independent auditors for the fiscal year ending December 31, 2008 and to refer the determination of the independent auditors’ remuneration to the Audit Committee of our Board of Directors.

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